JOHN H. HARLAND COMPANY
                             1999 STOCK OPTION PLAN
                       as amended through January 20, 2000


1.       Background and Purpose

         The purpose of this Plan is to promote the interest of the John H. Harland Company through the granting of Options and Restricted Stock in order
(1) to attract and retain Employees, (2) to provide an additional incentive to each Employee to work to increase the value of Stock and (3) to provide each Employee with a stake in the future of the Company which corresponds to the stake of each of the Company's stockholders.

2.       Definitions

         Each term set forth in this section 2 shall have the meaning set forth opposite such term and any reference to the plural of a defined term shall include the singular.

                  Board -- means the Board of Directors of the Company.

                  Change in Control -- means, unless otherwise provided in the applicable Option Agreement or Restricted Stock Agreement, the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property.

                  Code -- means the Internal Revenue Code of 1986, as amended.

                  Committee -- means a committee of the Board comprised of at least 3 members appointed by the Board. Each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Code section 162(m).

                  Company -- means the John H. Harland Company and any successor to the John H. Harland Company.

                  Effective Date -- means the effective date described in
section 4.

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                  Employee -- means an employee of the Company or any entity that would be treated as a single employer with the Company under Code section 414(c) if "50 percent" were substituted for "80 percent" in the regulations under such section; provided, however, that solely for purposes of granting ISOs, the term "Employee" means an employee of the Company or any Subsidiary or Parent.

                  Fair Market Value -- means as of any date (a), if the Stock is quoted on a national quotation system, (1) the closing price of the Stock on such date on the national quotation system selected by the Committee or (2) if there was no quotation of the Stock on such date on such quotation system, the closing price on the next preceding business day on which there was a quotation, or (b), if the Stock is not quoted on a national quotation system, the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

                  ISO -- means an Option that is intended to satisfy the requirements of Code section 422.

                  1933 Act -- means the Securities Act of 1933, as amended.

                  1934 Act -- means the Securities Exchange Act of 1934, as amended.

                  Non-ISO -- means an Option that either expressly or operationally does not satisfy the requirements of Code section 422.

                  Option -- means an option to purchase Stock granted in accordance with section 7.

                  Option Agreement -- means the document that sets forth the terms and conditions of an Option.

                  Option Price -- means the price to purchase one share of Stock upon the exercise of an Option.

                  Parent -- means any corporation that is a parent corporation of the Company within the meaning of Code section 424(e).

                  Plan -- means this John H. Harland Company 1999 Stock Option Plan, as amended from time to time.

                  Restricted Stock -- means Stock granted in accordance with section 8.

                  Restricted Stock Agreement -- means the document that sets forth the terms and conditions of a Restricted Stock grant.

                  Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

                  Stock -- means $1.00 par value common stock of the Company.

                  Subsidiary -- means a corporation that is a subsidiary corporation of the Company within the meaning of Code section 424(f).

                  Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of Code section 424(d)) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

3.       Shares Reserved Under Plan

         There shall be 2,000,000 shares of Stock authorized for issuance under this Plan. To the extent the Company deems appropriate, such shares of Stock may be reserved from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Any shares of Stock subject to an Option that remain unissued after the cancellation, expiration or exchange of the Option and any shares of Restricted Stock which are forfeited or cancelled shall be available for use in future grants under this Plan. However, any shares of Stock used to exercise an Option or to satisfy a withholding obligation shall not be available for use in future grants under this Plan.

4.       Effective Date

         The effective date of this Plan shall be the date of its adoption by the Board; provided that an ISO shall not be effective unless the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan within 12 months of the Effective Date. Any ISO granted before the shareholder approval automatically shall be granted subject to such approval.

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5.       Committee

         This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall interpret this Plan and take such action in the administration and operation of this Plan as the Committee deems appropriate under the circumstances. Any action of the Committee shall be binding on the Company, on each affected Employee and on each other person directly or indirectly affected by such action.

6.       Eligibility and Annual Grant Caps

         Only Employees shall be eligible for the grant of Options or Restricted Stock. No Employee in any calendar year shall be granted an Option to purchase more than 500,000 shares of Stock.

7.       Options

         7.1 Committee Action. The Committee acting in its absolute discretion may grant Options to Employees from time to time. An Option may be granted by the Committee to an Employee in exchange for the cancellation of any option to purchase Stock or under any other circumstances under which the Committee deems appropriate. Each grant of an Option shall be evidenced by an Option Agreement. The Option Agreement shall describe whether the Option is an ISO or a Non-ISO and shall incorporate such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate. If the Committee grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. However, the Committee shall have the right to grant a Non-ISO and Restricted Stock to an Employee at the same time and to condition the exercise of the Non-ISO on the forfeiture of the Restricted Stock grant.

         7.2 $100,000 Limit for ISOs. To the extent that the aggregate Fair Market Value of Stock subject to ISOs that first becomes exercisable in any calendar year (determined as of the date the ISO is granted) exceeds $100,000, such Options shall be treated as Non-ISOs. The Fair Market Value of Stock subject to any other option (determined as of the date the option is granted) that (a) satisfies the requirements of Code section 422 and (b) is granted to an Employee under another plan maintained by the Company, a Subsidiary or Parent shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation in this section 7.2 in accordance with Code section 422(d) or any successor section. This section 7.2 shall be in effect only for so long as the $100,000 limitation is in effect under Code section 422 or any successor section.

         7.3 Option Price. The Option Price shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, (a) if the Option is an ISO granted to an Employee who is a Ten Percent Shareholder, the Option shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted and (b) if the Committee grants an Option to an Employee for a number of shares of Stock in exchange for the cancellation of any Option to purchase the same number of shares of Stock, the Option Price under such Option for such shares shall be the same as the Option Price for such shares under the Option that is canceled. The Option Price shall be payable in full upon the exercise of any Option. At the discretion of the Committee, an Option Agreement can provide for the payment of the Option Price either in cash, by check or in Stock that has been held for at least 6 months and that is acceptable to the Committee, or in any combination of cash, check and such Stock. A payment by a check acceptable to the Committee shall be treated as a payment in cash under this Plan. The Option Price may be paid through any broker-facilitated cashless exercise procedure acceptable to the Committee or its delegate. The value of any Stock surrendered as payment in the exercise of an Option shall be equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.

         7.4 Exercise Period. Each Option shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option shall be exercisable after the earlier of (a) the tenth anniversary of the date the Option is granted, if the Option is (1) a Non-ISO or (2) an ISO that is granted to an Employee who is not a Ten Percent Shareholder on the date the Option is granted, or (b) the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Employee is a Ten Percent Shareholder on the date the Option is granted. An Option Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability; provided an Option Agreement for an ISO must incorporate the post-employment exercise restrictions of Code section 422.

8.       Restricted Stock

         8.1 Committee Action. The Committee acting in its absolute discretion may grant Restricted Stock to Employees from time to time and may make Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement, which shall describe the conditions under which the Employee's interest in the underlying Stock will become nonforfeitable.

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         8.2 Conditions to Issuance. The Committee acting in its absolute discretion may make the issuance of Restricted Stock subject to the satisfaction of any conditions that the Committee deems appropriate for Employees generally or for an Employee in particular, and the Restricted Stock Agreement shall describe each such condition and the deadline for satisfying each such condition. Restricted Stock shall be issued in the name of an Employee only after each such condition has been satisfied, and any Restricted Stock that is so issued shall be held by the Company pending the satisfaction of any forfeiture conditions applicable thereto.

         8.3 Forfeiture Conditions. The Committee acting in its absolute discretion may make Restricted Stock subject to one or more objective employment, performance or other forfeiture condition that the Committee deems appropriate for Employees generally or for an Employee in particular, and the related Restricted Stock Agreement shall set forth each forfeiture condition and the deadline for satisfying same. A Restricted Stock Agreement may contain both the conditions precedent to the issuance of Restricted Stock and the forfeiture conditions applicable thereto. An Employee's nonforfeitable interest in Restricted Stock shall depend on the extent he or she timely satisfies each condition.

         8.4 Dividends and Voting Rights. Any cash dividend declared on Stock underlying Restricted Stock shall be paid directly to the Employee granted such Restricted Stock. If a Stock dividend is declared on Stock underlying Restricted Stock, such Stock dividend shall be treated as Restricted Stock, and an Employee's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Restricted Stock is forfeited or becomes nonforfeitable. The disposition of each other form of dividend declared on Restricted Stock shall be made in accordance with such rules as the Committee shall adopt. An Employee shall have the right to vote Restricted Stock. The dividend and voting rights described in this section 8.4 shall apply to a grant of Restricted Stock from the date of issuance as determined by the Committee.

         8.5 Satisfaction of Forfeiture Conditions. Shares of Stock shall cease to be Restricted Stock at such time as provided in the Restricted Stock Agreement, and a certificate representing the unrestricted Stock shall be transferred to the Employee as soon as practicable thereafter.

         8.6 Tax Bonus Payment. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus to an Employee to pay his or her federal, state and local income and excise tax liability that the Committee deems attributable (a) to his or her interest in Restricted Stock becoming nonforfeitable and (b) to such cash bonus.

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         8.7 Section 162(m). If the Committee deems it in the best interests of the Company, it shall use its best efforts to grant Restricted Stock in a manner such that (a) the compensation resulting from the grant is "performance-based compensation" within the meaning of Code section 162(m) or (b) the Company otherwise gets an income tax deduction for the compensation attributable to such grant.

9.       Nontransferability

         An Option or Restricted Stock shall not be transferable by an Employee other than by will or by the laws of descent and distribution. During an Employee's lifetime, an Option shall be exercisable only by the Employee; however, the person or persons to whom an Option or Restricted Stock is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee under this Plan. The restriction on transfer described in this section 9 shall be incorporated in each Option Agreement or Restricted Stock Agreement.

10.      Securities Registration

         Each Option Agreement and Restricted Stock Agreement shall provide that, upon the receipt of Stock, the Employee shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee.

11.      Life of Plan

         No Option or Restricted Stock shall be granted under this Plan on or after the earlier of (a) the tenth anniversary of the effective date of this Plan (as determined under section 4), in which event this Plan shall continue in effect until all outstanding Options have been exercised in full or are no longer exercisable and all Restricted Stock has been forfeited or the conditions thereof satisfied, or (b) the date on which all of the Stock authorized for issuance under section 3 has been issued as the result of the exercise of Options or the satisfaction of any forfeiture conditions on Restricted Stock, in which event this Plan also shall terminate on such date.

12.      Adjustment

         12.1 Capital Structure. In the event of any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, the Committee shall adjust in an equitable manner the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under section 3 and subject to Options or Restricted Stock and the Option Price of such Options, to reflect such change.

         12.2 Sale or Mergers. The Committee as part of any corporate transaction described in Code section 424(a) shall have the right to adjust (in any manner that the Committee in its discretion deems consistent with Code section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under section 3 and subject to Options and the Option Price of such Options or Restricted Stock and related forfeiture conditions. The Committee may grant Options or Restricted Stock to effect the assumption of, or the substitution for, options or restricted stock previously granted by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such options or restricted stock.

         12.3 Fractional Shares. If any adjustment under this section 12 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock that otherwise would result from such adjustment shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this section 12 by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares of Stock authorized for issuance under section 3" within the meaning of section 14.

13.      Change in Control of the Company

         If there is a Change in Control and the agreement relating to the Change in Control does not provide for the assumption or substitution of Options, each Option Agreement at the direction and discretion of the Board may be canceled unilaterally by the Company if (1) any restrictions on the exercise of an Option are waived before the Option Agreement is canceled such that the Employee has the opportunity to exercise the Option in full before such cancellation, (2) the Company transfers to the Employee shares of Stock, the number of which shall be determined by the Company by dividing the excess of (a) the fair market value of the number of shares which remain subject to the exercise of such Option as of any date over the total Option Price for such shares by (b) the fair market value of a share of Stock on such date, which number shall be rounded down to the nearest whole number, or (3) the Company transfers to an Employee the same consideration which the Employee otherwise would receive as a shareholder of the Company in connection with such Change in Control if the Employee held the number of shares of Stock which would have been transferable to him or to her under (2) above if such number had been determined immediately before such Change in Control. In addition, in the event of a Change in Control, unless otherwise provided in the Restricted Stock Agreement, any and all outstanding issuance or forfeiture conditions on any Restricted Stock automatically shall be deemed satisfied in full as of the date of execution of the agreement relating to the Change in Control.

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14.      Amendment or Termination

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, in the event any such amendment (a) increases the number of shares of Stock authorized for issuance under section 3 or (b) changes the class of employees eligible for ISOs, no further ISOs may be granted, unless shareholder approval of such amendment is obtained within 12 months of the date the amendment is adopted. The Board also may suspend the granting of Options or Restricted Stock at any time and may terminate this Plan at any time; provided, however, neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Option or Restricted Stock granted before such suspension or termination unless (a) the Employee consents in writing to such modification, amendment or cancellation or (b) there is a dissolution or liquidation of the Company or a transaction described in section 12 or section 13.

15.      Miscellaneous

         15.1 Shareholder Rights. No Employee shall have any rights as a shareholder of the Company as a result of the grant of an Option or his or her exercise of such Option pending the actual delivery of the Stock subject to such Option to such Employee. Subject to section 8.4, an Employee's rights as a holder of Restricted Stock shall be set forth in the related Restricted Stock Agreement.

         15.2 No Contract of Employment. The grant of an Option or Restricted Stock shall not constitute a contract of employment and shall not confer on an Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Option Agreement or Restricted Stock Agreement.

         15.3 Withholding. Each grant of an Option or Restricted Stock shall be made subject to the condition that the Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Option or the satisfaction of any forfeiture conditions with respect to Restricted Stock. An Employee may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.

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         15.4 Construction. All references to sections are to sections of this
Plan unless otherwise indicated. The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be construed under the laws of the State of Georgia.

         15.5 Other Conditions. Each Option Agreement or Restricted Stock Agreement may require that an Employee (as a condition to the exercise of an Option or the grant of Restricted Stock) enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to the exercise of an Option or grant of Restricted Stock or provides for the repurchase of such Stock by the Company under certain circumstances.

         15.6 Rule 16b-3. The Committee shall have the right to amend any grant of an Option or grant of Restricted Stock or to withhold or otherwise restrict the transfer of any Stock under this Plan to an Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

         15.7 Loans. If approved by the Committee, the Company may lend money to, or guarantee loans made by a third party to, any Employee to finance the exercise of any Option, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash. If approved by the Committee, the Company also may, in accordance with an Employee's instructions, transfer Stock acquired in the exercise of an Option directly to a third party in connection with any arrangement made by the Employee for financing the exercise of such Option.